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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   WALLACE COMPUTER SERVICES
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
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     2) Aggregate number of securities to which transaction applies:
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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                                     [LOGO]

                                                                OCTOBER 12, 1996

DEAR SHAREHOLDER:              Your Company's annual meeting will be held early next month.
                               Your vote is critical to the future direction of Wallace.
                               Your Company faces a disruptive proxy contest being waged by a New York takeover stock speculator, Guy Wyser-Pratte.

                               Your Board unanimously recommends that you REJECT Mr. Wyser-
                               Pratte's proposals and nominees; we believe that his
                               proposals would severely limit your Company's ability to
                               defend shareholders against unfair and coercive acquisition attempts. In addition, we feel that Mr. Wyser-Pratte and his two other nominees for director are unqualified and
                               represent the self-serving interests of a minority of the
                               stockholders.

WALLACE HAS DELIVERED          Despite the distractions of the hostile bid and Moore
EXTRAORDINARY GROWTH           litigation, Wallace's fiscal 1996 results exceeded both
                               analysts' and the Company's own forecasts. For the fiscal
                               year ended July 31, 1996:

                               - Net earnings rose 32%
                               - Sales increased 21%

                               Reflecting these strong results, your Board approved a 30%
                               increase in the dividend, which represents the 25th
                               consecutive year in which the dividend has been raised.

                               Wallace's financial year results are the product of a
                               dedicated, independent and well-qualified Board of Directors and our family of more than 4,100 hard-working Wallace
                               employees.

MR. WYSER-PRATTE WOULD BE A    Keep in mind that the three people you elect at this year's
DISRUPTIVE ELEMENT             meeting will hold office for three years. We urge you to
                               carefully weigh the experience, commitment and loyalty of
                               the people you vote for.

                               Your Board is UNANIMOUS in its belief that the Wyser-Pratte nominees (Mr. Wyser-Pratte, Mr. William Frazier and Mr. W.
                               Michael Frazier) represent a disruptive element and that
                               they will pursue their own self-serving agenda. More
                               importantly, we believe these nominees lack the essential
                               skills needed as directors of a company in the fiercely
                               competitive industries in which Wallace competes.
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
THE WYSER-PRATTE NOMINEES      Mr. Wyser-Pratt's fellow nominees are a father-son team of
LACK EXPERIENCE                lawyers from West Virginia, comprising two-thirds of a small law firm involved in general civil practice. Judging by Mr.
                               Wyser-Pratte's proxy material, we believe these "nominees"
                               are no more than place holders with nothing to contribute to the Wyser-Pratte campaign and certainly nothing to
                               contribute to Wallace.

                               Neither of these nominees - nor Mr. Wyser-Pratte - sit on
                               the board of a publicly held company or have any familiarity with Wallace's industry.

                               Mr. Wyser-Pratte's agenda is obvious. He does not serve the interests of all shareholders; rather, we believe, he
                               represents the interests of a small group of short-term
                               speculators. We believe that Mr. Wyser-Pratte would prove to be a disruptive influence on your Board - not a constructive one.

MR. WYSER-PRATTE'S             Mr. Wyser-Pratte has wrapped his two proposals in the
PROPOSALS ARE NOT IN           American flag and thereby hopes to get you to vote his way.
THE BEST INTERESTS OF          He has stated that his two "corporate governance" proposals
SHAREHOLDERS AND MAKE          represent "...the best spirit of American corporate
WALLACE MORE VULNERABLE        democracy...." A closer look at his own proxy material
                               reveals a different story.

                               In his proxy statement, Mr. Wyser-Pratte discloses:
                               "...it is possible that under the Tender Offer By-law the
                               Board would lose the power to take defensive measures
                               against an offer that was NOT in the best interests of
                               Shareholders." (EMPHASIS ADDED.)

                               "...the Business Combination By-law could facilitate a
                               business combination with a 15% or greater shareholder,
                               WHETHER OR NOT the transaction was advantageous for
                               Shareholders...." (EMPHASIS ADDED.)

                               "The By-law...applies to offers of at least a 25%
                               premium...although the average acquisition premium in
                               Wallace's industry is higher than 25%."

                               "...circumstances could arise in which a board of directors seeking a higher offer was unable to complete the entire
                               process of finding and closing an alternative transaction
                               within the ninety-day period prescribed by the Tender Offer
                               By-law. Similarly, if a board were trying to negotiate the terms of an acquisition with a prospective purchaser, the
                               inability to resist a hostile tender offer by that purchaser beyond an initial ninety-day period could reduce the board's leverage to negotiate favorable terms for stockholders."

                               "...the Tender Offer By-law could require the Board to
                               terminate defensive measures against a qualified tender
                               offer, whether or not such offer was advantageous for the
                               Company's Shareholders."

                               We question why Mr. Wyser-Pratte wants your vote for
                               proposals that could prove detrimental to your investment.

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
WYSER-PRATTE WANTS YOU         Mr. Wyser-Pratte wants your Company to reimburse him for his
TO PAY FOR HIS FIGHT-.         costs in connection with this proxy contest - which he
AND HE IS NOT Going            initiated - and which he now estimates will be $225,000.
To Ask For Your OK
                               This is correct! Mr. Wyser-Pratte has stated in his proxy
                               material that he intends to seek reimbursement from the
                               Company for his costs if his nominees are elected. He has
                               also admitted that he does not intend to seek approval from shareholders for this reimbursement.

                               Whose interests do you think he has in mind?

YOUR VOTE IS                   Your vote is important to ensure that Wallace remains on the
IMPORTANT                      steady course that has served shareholders so well over the years, and to ensure an experienced and independent Board
                               that represents all shareholders.

                               Please vote your WHITE proxy card today and mail it using
                               the enclosed postage-paid envelope.

                               Thank you for your continued loyalty and support.

                               Sincerely,

                              [SIG]                    [SIG]
                              TED DIMITRIOU            BOB CRONIN
                              Chairman of the Board    President and CEO

                                   IMPORTANT!
1.        REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT.
          PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD.

          PLEASE VOTE EACH WHITE PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.

2.        WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARD SENT TO YOU BY MR.
          WYSER-PRATTE, EVEN AS A VOTE OF PROTEST.

3. EVEN IF YOU HAVE SENT A GOLD PROXY CARD TO MR. WYSER-PRATTE, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY AND VOTE AS RECOMMENDED BY MANAGEMENT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.

4. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNTS TO VOTE THE WHITE PROXY CARD AS RECOMMENDED BY MANAGEMENT.

          IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR:

                              MORROW & CO. AT (800) 662-5200
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